UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2022

PCSB Financial Corporation

(Exact name of Registrant as Specified in Its Charter)

Maryland	001-38065	81-4710738
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2651 Strang Blvd, Suite 100
Yorktown Heights, New York		10598
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (914) 248-7272

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	PCSB	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement.

Merger Agreement

On May 23, 2022, PCSB Financial Corporation (“PCSB”), the holding company of PCSB Bank, and Brookline Bancorp, Inc. (“Brookline”), the holding company of Brookline Bank and Bank Rhode Island, entered into an Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the Merger Agreement, PCSB will merge with and into Brookline, with Brookline as the surviving corporation (the “Merger”). Following the Merger, PCSB Bank will operate as a separate bank subsidiary of Brookline.

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger, each stockholder of PCSB will receive, for each share of PCSB common stock, at the holder’s election, either $22.00 in cash consideration or 1.3284 shares of Brookline common stock for each share of PCSB common stock, subject to allocation procedures to ensure that 60% of the outstanding shares of PCSB common stock will be converted to Brookline common stock. In addition, Brookline will add one PCSB director to the Brookline Board of Directors.

The Merger Agreement contains customary representations, warranties and covenants of PCSB and Brookline, including covenants by PCSB to conduct its business in the ordinary course during the interim period between the execution of the Merger Agreement and the consummation of the Merger and not to engage in certain kinds of transactions during such period. PCSB has also agreed not to solicit proposals relating to alternative business combination transactions or, subject to certain exceptions that permit PCSB’s Board of Directors to comply with its fiduciary duties, enter into discussions concerning, or furnish information in connection with, any proposals for alternative business combination transactions. The Merger Agreement provides each of PCSB and Brookline with specified termination rights. If the Merger is not consummated under specified circumstances, including if PCSB terminates the Merger Agreement for a Superior Proposal (as defined in the Merger Agreement), PCSB has agreed to pay Brookline a termination fee in the amount of approximately $12 million.

The consummation of the Merger is subject to customary closing conditions, including the receipt of regulatory approvals and approval by PCSB’s stockholders. The Merger is currently expected to be completed in the second half of 2022.

The Merger Agreement has been unanimously approved by the Boards of Directors of each of PCSB and Brookline.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and the terms of which are incorporated herein by reference.

The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about Brookline or PCSB. The Merger Agreement contains customary representations, warranties and covenants that Brookline and PCSB made to each other as of specific dates. The assertions embodied in those representations, warranties and covenants were made solely for purposes of the Merger Agreement between Brookline and PCSB and may be subject to important qualifications and limitations agreed to by Brookline and PCSB in connection with negotiating its terms, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement. Moreover, the representations and warranties are subject to a contractual standard of materiality that may be different from what may be viewed as material to stockholders, and may have been used to allocate risk between Brookline and PCSB rather than establishing matters as facts. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Brookline’s or PCSB’s public disclosures. For the foregoing reasons, no person should rely on the representations and warranties as statements of factual information at the time they were made or otherwise.

Voting Agreements

Simultaneously with the execution of the Merger Agreement, the members of PCSB’s Board of Directors and certain executive officers of PCSB have entered into voting agreements with Brookline (collectively, the “PCSB Voting Agreements”) pursuant to which such individuals have agreed, among other things, to vote their respective shares of PCSB common stock in favor of the approval of the Merger Agreement at a special meeting of PCSB’s stockholders to be held for the purpose of approving the Merger Agreement.

The persons signing the PCSB Voting Agreements currently beneficially own an aggregate of approximately 5% of the outstanding PCSB Common Stock. The foregoing description of the PCSB Voting Agreements does not purport to be complete and is qualified in its entirety by reference to the form of PCSB Voting Agreement, which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

No Offer or Solicitation

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities nor a solicitation of any vote or approval with respect to the proposed transaction or otherwise. No offering of securities shall be made except by means of a prospectus meeting the requirements of the U.S. Securities Act of 1933, as amended (the “Securities Act”), and otherwise in accordance with applicable law.

Important Additional Information and Where To Find It

In connection with the proposed transaction, Brookline will file a registration statement on Form S-4 with the SEC, which will contain the proxy statement of PCSB and a prospectus of Brookline, as well as other relevant documents concerning the proposed transaction. Stockholders of PCSB and Brookline are encouraged to read the registration statement, including the proxy statement/prospectus that will be part of the registration statement, and the other relevant materials filed with the SEC when they become available, as well as any amendments or supplements to those documents, because they will contain important information about the proposed transaction, PCSB and Brookline. After the registration statement is filed with the SEC, the proxy statement/prospectus and other relevant documents will be mailed to PCSB stockholders and will be available for free on the SEC’s website (www.sec.gov). The proxy statement/prospectus will also be made available for free by contacting Carl M. Carlson, Brookline’s Co-President and Chief Financial Officer, at (617)-425-5331 or Jeffrey M. Helf, PCSB’s Chief Financial Officer, at (914) 248-7272. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act.

Participants in Solicitation

PCSB and certain of its directors and executive officers may be deemed to participate in the solicitation of proxies from the stockholders of PCSB in connection with the proposed transaction. Information about the directors and executive officers of PCSB and their ownership of PCSB common stock is set forth in the proxy statement for its 2021 annual meeting of stockholders, as filed with the SEC on Schedule 14A on September 24, 2021. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the proxy statement/prospectus regarding the proposed transaction when it becomes available. Free copies of this document when available may be obtained as described in the preceding paragraph.

Forward-Looking Statements

Certain of the statements made in this investor presentation may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. The words “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” and “estimate,” and similar expressions, are intended to identify such forward-looking statements, but other statements not based on historical information may also be considered forward-looking, including statements about the benefits to Brookline Bancorp Inc. (“Brookline”) or PCSB Financial Corporation (“PCSB”) of the proposed merger, Brookline’s and PCSB’s future financial and operating results and their respective plans, objectives, and intentions. All forward-looking statements are subject to risks, uncertainties, and other factors that may cause the actual results, performance, or achievements of Brookline and PCSB to differ materially from any results, performance, or achievements expressed or implied by such forward-looking statements. Such risks, uncertainties, and other factors include, among others, (1) the risk that the cost savings and any revenue synergies from the proposed merger may not be realized or take longer than anticipated to be realized, (2) the risk that the cost savings and any revenue synergies from recently completed mergers may not be realized or may take longer than anticipated to realize, (3) disruption from the proposed merger, or recently completed mergers, with customer, supplier, or employee relationships, (4) the occurrence of any event, change, or other circumstances that could give rise to the termination of the merger agreement, (5) the failure to obtain necessary shareholder or regulatory approvals for the merger, (6) the possibility that the amount of the costs, fees, expenses, and charges related to the merger may be greater than anticipated, including as a result of unexpected or unknown factors, events, or liabilities, (7) the failure of the conditions to the merger to be satisfied, (8) the risk of successful integration of the two companies’ businesses, including the risk that the integration of PCSB’s operations with those of Brookline will be materially delayed or will be more costly or difficult than expected, (9) the risk of expansion into new geographic or product markets, (10) reputational risk and the reaction of the parties’ customers to the merger, (11) the risk of potential litigation or regulatory action related to the merger, (12) the dilution caused by Brookline’s issuance of additional shares of its common stock in the merger, and (13) general competitive, economic, political, and market conditions. Additional factors which could affect the forward-looking statements can be found in Brookline’s annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, or PCSB’s annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, in each case filed with the SEC and available on the SEC’s website at http://www.sec.gov. Brookline and PCSB disclaim any obligation to update or revise any forward-looking statements contained in this communication, which speak only as of the date hereof, whether as a result of new information, future events, or otherwise.

Item 7.01 Regulation FD Disclosure.

An investor presentation containing additional information regarding the Merger is included in this report as Exhibit 99.2. The investor presentation is being furnished pursuant to Item 7.01, and the information contained therein shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities under that Section. Furthermore, the information contained in Exhibit 99.1 shall not be deemed to be incorporated by reference into the filings of Brookline under the Securities Act of 1933.

Item 8.01 Other Events.

On May 24, 2022, Brookline and PCSB issued a joint press release announcing that they had entered into the Merger Agreement. A copy of the joint press release is attached as Exhibit 99.3 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

Number	Description

2.1	Agreement and Plan of Merger dated as of May 23, 2022, by and between Brookline Bancorp, Inc. and PCSB Financial Corporation
99.1	Form of PCSB Voting Agreement
99.2	Investor Presentation dated May 24, 2022
99.3	Joint Press Release dated May 24, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PCSB Financial Corporation

Date:	May 24, 2022	By:	/s/ Joseph D. Roberto
Joseph D. Roberto President and Chief Executive Officer